Exhibit 99.1

Open letter from Digimarc CEO:

December 5, 2007

Ladies and Gentlemen:

This is a great day for our Company, marking achievement of a major strategic goal, with the announcement of a new licensing and services agreement with The Nielsen Company. Nielsen is the world’s leading provider of global marketing information, consumer insights, and business media products and services, operating in more than 100 countries with 40,000+ employees. Our companies intend to work together to help media clients better identify, manage, and monetize Internet-distributed media content. This is a historic moment for Digimarc, representing a major step forward in realizing our vision of digital watermarking becoming a standard feature of all media content. Momentum is building for watermarking across the media landscape.

For more evidence of this momentum, check out the Digital Watermarking Alliance website (www.digitalwatermarkingalliance.org), where you will find details about the general spread of watermarking through:

•                  digital images;

•                  television programming, advertising, and promotion;

•                  prerelease movies and music;

•                  high definition DVD movies and digital cinema;

•                  IPTV and other digital television set top boxes; and

•                  now, with this agreement, the vast and increasingly significant realm of Internet distribution of television, music, movies, and video games.

The lack of effective means to identify and manage User-Generated Content (“UGC”) containing copyrighted subject matter in Social Networks, Peer-to-Peer (“P2P”) networks, and other non-linear distribution has created huge potential losses for rights holders and copyright infringement exposure for distributors. Digital watermarking has been extensively studied and successfully deployed in all forms of media and can be an effective means to identify copyrighted content in such distribution, including content that has been acquired via analog channels.

This new cooperation aims to enable persistent and unobtrusive identification of a full range of professionally-produced media content, including television, movies, music, and video games, facilitating a healthy link between rights holders, distributors, and consumers. It lays the foundation for creating viable long term business models for digital distribution of media content and providing unprecedented, rich entertainment experiences for consumers. Use of digital watermarking to identify copyrighted content can enable market intelligence, accounting, and execution of pre-determined business rules to help harness the power of the Internet to usher in a new era of prosperity for the entertainment industry.

Digimarc has worked diligently for many years to enable such an ecosystem for enhancing management of media content and enriching consumers’ experiences. A decade ago, we implemented a pioneering model for content identification focused on commercial photography in partnership with Adobe. This system has provided effective copyright communication, rights management, asset management, and enhanced licensing of digital images since then. We recently announced a partnership with BrandProtect that expands the scope and enhances the quality of service for producers and users of digital images who rely on Digimarc and BrandProtect solutions for advertising, promotion, and other commercial purposes. This niche application suggests a conceptual and practical foundation for addressing the much larger issues and opportunities facing the media and entertainment industry today.

Over the years, in confidential digital watermarking projects and in our provision of driver license issuance systems, Digimarc has gained considerable expertise in large scale infrastructure development, delivery, and maintenance. In doing so, Digimarc has established itself as a trusted partner supporting large scale programs dealing with highly sensitive and confidential consumer, business, and governmental information. We are currently supporting the watermarking of billions of media objects and deployment of hundreds of millions of watermark readers around the world. Digimarc has more than a decade of pioneering digital watermarking and related technologies, and over 350 issued patents covering watermarking, fingerprinting, and other innovations, intended to improve the value and management of media assets. Digimarc has the technology, intellectual property, and know-how to help transform the rogue distribution of digital entertainment media into a long term, legitimate expansion of distribution that benefits all parties in the value chain.

The Nielsen Company

The Nielsen Company is an ideal partner for this ground-breaking initiative to improve media identification and management, particularly as it pertains to the content identification issues of social networking and User-Generated Content. Nielsen is delivering an unmatched combination of market intelligence, insights, and advanced analytic tools to help clients see their consumers, markets, and opportunities with unprecedented clarity. Over the years, Nielsen has created numerous unique integrated services to help clients grow and compete more effectively.

Nielsen has a 75-year heritage of operational excellence, demonstrating consistently high levels of integrity, reliability, leadership, and innovation. Nielsen measures markets, media, and consumer behavior across industries and around the world, including:

•                  TV viewing in 111 million US households in 210 markets

•                  40%+ of global TV viewing

•                  Over 100 million song detections annually on more than 1,600 radio stations, satellite radio and cable music channels in over 140 markets in the US and 30 Canadian markets

•                  More than 70% of global Internet activity

•                  Box-office results from more than 50,000 movie screens

•                  85% of the world’s advertising spending and

•                  Consumer purchasing in over 250,000 households in 27 countries

Nielsen has an awesome technology base to build from, with industry leading watermarking and fingerprinting technologies that are robust and market hardened, based on deployment in billions of instances of TV programming. The Nielsen System for Television Measurement already effectively uses the core technologies of watermarking and fingerprinting. More than 95 percent of national television programming is digitally watermarked by Nielsen. Real time embedding of content occurs at more than 1,000 television stations, which could enable rapid identification of the same TV content as it is uploaded to UGC sites or travels through other non-linear distribution. This means there is no need to duplicate embedding of content to implement a scalable solution that addresses Internet distribution challenges and opportunities.

Existing Nielsen monitoring extends to all major media markets and cable/satellite feeds. In addition to watermarking, Nielsen has more experience capturing fingerprint signatures of audio/video content than any other company in the world. Nielsen’s fingerprinting provides a back-up to digital watermarking and can be used to broaden coverage for some applications to legacy, high value content. Nielsen’s in-depth experience will prove invaluable in helping media companies avoid trial-and-error costs of the various fingerprinting start-up companies making waves in early market development with unproven promises and no established infrastructure.

As a proven supplier of both watermarking and fingerprinting technologies, Nielsen has a significant advantage in providing the industry with a dual watermarking-fingerprinting solution that will enable broad-based and cost-effective filtering for UGC sites, P2P channels, and other digital distribution.

The new Nielsen solutions will go beyond filtering, providing infrastructure that will enable new applications and business models. For instance, correlation with other Nielsen data and reports will turn newly generated data into true market intelligence for clients. Furthermore, with dynamic ad pairing, identified content could be presented with ads based on specific content as well as characteristics of the user environment. Once identified, content uploaded by consumers could potentially be automatically re-paired with ads from original distribution channels to extend a campaign’s reach or, with new ads, create a new campaign, simplifying the process for enabling consumers to find derivative and related products, services, information, and communities.

Nielsen, an independent and non-aligned provider of trusted, third party services, has key relationships already established with major entertainment companies and advertisers. The solutions we will help Nielsen develop will leverage their trusted brand, extensive expertise in digital watermarking and fingerprinting technologies, comprehensive network and systems infrastructure, and other world class capabilities for supporting broadcasters, advertisers, and media and entertainment companies.

Under the agreement, Digimarc will license its extensive patent portfolio and provide technical and development services to Nielsen. The financial terms are confidential. Generally speaking, the contract is expected to significantly contribute to Digimarc’s financial performance in 2008 and beyond as it provides a continuing income stream to Digimarc from the fruits of the cooperation. Due to the coalescence of many elements of notable progress in watermarking, including this relationship, we are expecting a significant increase in the growth rate for the digital watermarking area of our business.

Digital Watermarking and ID Business Models

To help investors understand the impact of the Nielsen agreement and to better understand our overall business, I will provide a few details of the growth characteristics and business models for the ID Systems area of business (which includes driver licenses and other government-issued citizen IDs) versus the more IP-centric digital watermarking area. Beginning with today’s update to 2007 guidance, we intend to identify the split of revenues between these areas in annual guidance and quarterly updates. Using $110 million (middle of the range of previous guidance) in 2007 revenues as a benchmark for discussing watermarking versus ID revenues, we first note growth in 2007 companywide revenues of ~6% over 2006. ID Systems is expected to account for ~88 percent, or $97 million, of these revenues, and to grow ~4% year over year. 2007 watermarking revenues are expected to constitute ~12% of revenues, at ~$13 million, up more than 15% over 2006. The large share of companywide revenues attributable to ID Systems heavily influences the rate of overall revenue growth, masking the significantly higher growth in watermarking.

Updated Financial Guidance for 2007

With regard to 2007 financial results, although we have begun working together, there is not enough time left in the year for the Nielsen deal to have much impact. This leaves our current expectations pretty much in line with our prior guidance:

•                  We expect revenues of $109 to $111 million, evidencing growth of 5% to 7% over last year.

•                  Adjusted EBITDA, defined as earnings before interest, taxes, depreciation, amortization and stock compensation, (1) is expected to nearly triple over prior year results to approximately $17.5-18.5 million, coming in at ~16% of revenues.

•                  Operating Cash Flow is expected to be between $15 and $18 million, a $6 to $9 million improvement over the prior year.

(1)                                 About Adjusted EBITDA

Adjusted EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles (“GAAP”), is not a measure derived in accordance with GAAP, and should not be considered by the reader as an alternative to net income (the most comparable GAAP financial measure to Adjusted EBITDA). Digimarc Management believes that Adjusted EBITDA is helpful to investors as an indicator of the current financial performance of the Company, and its capacity to fund capital expenditures and working capital requirements. Due to the nature of the Company’s government programs business and revenue recognition policies and the Company’s use of stock-based employee compensation, the Company incurs significant non-cash charges for depreciation, amortization, and stock compensation expense that may not be indicative of our operating performance from a cash perspective. Therefore, the Company believes that providing information regarding Adjusted EBITDA will help investors better understand the Company’s underlying financial performance and ability to generate cash flow from operations.

•                  We expect the bottom line will improve by more than $10 million compared to 2006, but we do not expect to meet our goal of a profit for the year, with EPS expected to show a small loss for the year in the range of ($0.03) – ($0.07).

•                  The ranges given above reflect a number of pending deliverables on fourth quarter sales orders, including four significant transactions, where we are in final stages of delivery on our requirements and are awaiting formal acceptance by our customers. Such acceptance is a prerequisite to revenue recognition. Should there be any delays in gaining acceptance on any of these orders, revenue recognition would be deferred to 2008.

•                  Capital expenditures should be in the $19 to $20 million range.

The significant improvements in financial performance in 2007 are the result of progress in executing our strategy. Although we expect to come up a bit short of our goal of delivering a profit for the full year on revenues near the low end of our projections, we still expect to have improved the bottom line by more than $10 million over 2006; the second consecutive year of such improvement in earnings – with only single digit revenue growth. Although the 2007 revenue growth rate is expected to be higher than the 2006 growth rate, the ramp is not yet as high as we would like to see.

Preliminary Views on 2008

As we enter 2008, we believe that the watermarking revenue growth rate has reached an inflection point, and is likely to more than double. The growth rate for ID is more difficult to estimate at this point. Much of the ambiguity revolves around REAL ID. We believe that REAL ID will play a paradoxical role in our market, having depressed the market for the past couple of years by causing customers to defer normal spending until the requirements became clear, then causing an upward inflection to catch up on deferred investments and to make incremental investments to meet requirements once the REAL ID regulations are finalized. So, the big question for 2008 is:  when will the final regulations be settled and become effective?  Proposed final REAL ID regulations were submitted to the Office of Management and Budget (OMB) for approval last week, on November 27, 2007. OMB has 90 days to respond. A spokesman for the US Department of Homeland Security said recently that he does not expect them to take that long. The rules become effective 60 days after publication. The latest forecasts for publication of final regulations range from December 2007 to February 2008. In light of this schedule and given the nature of our business, the revenue impact from finalization of the regulations may not occur until late 2008 or 2009. If the regulations are not finalized early in this period, the growth rate for the ID area of our business would most likely be in the same 4-5% range we have experienced for the last couple of years. We still believe that REAL ID will represent an inflection point in our ID business. It is the timing of the impact on revenues that is unclear, particularly, how much will flow into 2008.

On the other hand, federal regulations have given rise to another growth opportunity that appears to be on a faster track. We have developed an Enhanced Driver License (EDL) solution in response to a federal law called the Western Hemisphere Travel Initiative, which imposes new security requirements on North American land and sea border crossings. The first production of these high security licenses is expected soon in a pilot program in Washington State. Interest in these new high tech licenses is spreading. The US Secretary of Homeland Security is strongly encouraging Canadian provincial governments to consider producing such licenses, which could be used in lieu of a passport at the border. In parallel, a growing number of American states have expressed interest in producing an EDL, including Arizona, New York, Texas, and Vermont.

The International ID markets, likewise, present numerous growth opportunities in 2008, but with a fair amount of ambiguity regarding timing of revenues. Generally, in international markets like in our domestic ID business, acquisition of new contracts is usually followed by a period of several months for delivery prior to recognition of revenues.

Coming back around to preliminary financial guidance for 2008, although there obviously may be substantial upside potential from these factors, we are not yet able to reliably forecast the scale or timing of these effects on our 2008 revenue and earnings. Regardless whether we deliver a significantly higher rate of growth in ID revenues in 2008, we believe it will be a very busy year for bids and proposals and delivery, setting the stage for higher revenue growth rates in subsequent periods. With the heightened bid activity comes the possibility of greater competitive risks and opportunities, the consequences of which we are not able to determine at this time. Until our visibility on these risks and opportunities improves, we suggest taking a conservative view on the near-term revenue impact of REAL ID, Enhanced Driver Licenses, International transactions, and other ID growth opportunities, and assume a 2008 ID revenue growth rate in mid-single digits. With Watermarking revenues growing more than 30 percent, the total revenue growth rate would continue to improve, but might still be in the high single digits for 2008. If so, this would be the second consecutive year of higher growth; however, how much higher is largely a function of the timing of revenue growth in the ID area, which should become clearer early in 2008.

As to other key measures of financial performance, if we assume high single digit revenue growth and no significant changes in overall gross margin, we would expect Adjusted EBITDA and Operating Cash Flow to continue to improve as a percentage of revenues. The level of GAAP earnings is more difficult to forecast at this point. Per our normal annual planning cycle, our Board of Directors has not yet approved the operating plan and budget for 2008. We expect to discuss a number of options for accelerating growth and improving profitability.

Management’s preliminary view on 2008 is that EPS will continue to lag due to increases in non-cash charges for depreciation and stock compensation, normal inflation in wage and benefits costs, and higher labor costs associated with relatively high levels of bid and delivery activity that are naturally incurred in advance of revenue recognition. We are also exploring a number of potential investments in opportunities for growth and further margin expansion that could impact revenues and earnings, positively or negatively. Netting all these things out, we suggest modeling 2008 GAAP earnings around breakeven until we have greater clarity concerning the timing and effects of various factors affecting revenues and expenses as outlined above.

In any event, we expect to make considerable progress in strategy execution in 2008 in the ID area. Much higher growth in 2008 and beyond could come simply from a resolution of REAL ID, the spread of demand for Enhanced Driver Licenses, or from new contracts in the International area. REAL ID is a key variable in our growth strategy for ID. Nevertheless, in our march toward sustained profitable growth, we are not content to simply wait for REAL ID. As REAL ID ambiguities have lingered over the domestic driver license business for several years, we have all observed an unusually low level of system level bid activity. We have seen signs lately of a greater flow of competitive bids, hopefully signaling a higher rate of activity as those ambiguities are resolved, consistent with our strategy.

While we wait for finalization of REAL ID and as we anticipate its impact, we continue to execute our strategy for transforming our ID Systems assets into an engine of long term profitable growth. For those of you who are familiar with our strategy, you know that we acquired the basic assets for our ID Systems business from Polaroid six years ago in a bankruptcy auction. Our basic strategy has three stages:  (1) improve the quality of the assets, particularly the customer relationships; (2) transform what has been an unprofitable market for the major suppliers into a healthy and enduring key element of transportation safety, economic security, and national security; and then (3) export the fruits of these investments into global markets.

As the market leader, our goal is to be a healthy, high quality source of supply, and an enduring trusted partner for those who rely on this critical element of government infrastructure. We continue to believe that REAL ID is likely to favorably impact growth rates and margins. The other opportunities that I described above are exciting as well. We think that ID Systems can be a good long term business that should produce profitable annuities for our shareholders from high quality provision of essential government services. We have made significant progress in financial and operational performance in this area in recent years.

Looking Out to 2009 and Beyond

I believe that the key factors that will drive long term growth are (1) the expected issuance of REAL ID regulations within the next several months, thus triggering the flow of the REAL ID compliance initiatives and other deferred projects over the next several years, (2) growing interest in Enhanced Driver Licenses in the US and Canada, (3) validation and monetization of international ID opportunities, and (4) proliferation of digital watermarking, as highlighted by the Nielsen agreement. Based on these factors, we are anticipating escalating growth rates and continuing improvements in financial performance for the foreseeable future. We are demonstrating progress in our strategy and believe that it will produce the sustained profitable growth that we are targeting and a Company that we can all be proud to be associated with.

Employee Trading Window

As a heads up, there is likely to be some trading activity by employees in December. We closed the trading window for employees per our normal trading policy on September 15. We kept it closed after the publication of Q3 results, pending announcement of the Nielsen agreement. Per our policy, we will close it again on December 15 and it will remain closed until publication of audited financial statements for 2007 in early March 2008. This leaves a narrow window for employee stock purchases and sales within a nearly six-month period of trading restriction, from three days from now until the 15th of December. I expect that there will be some employee stock sales during that period, including some sales by me of a similar number of shares that I sold around this time last year. These sales of a very small percentage of my holdings should not be construed as any statement as to the prospects for our business.

Closing Thoughts

As the end of 2007 nears, we are filled with anticipation over the tremendous potential contribution of our new relationship with Nielsen to our Company and the realization of our founding vision. This great new opportunity comes amidst continuing signs of progress, as we expect more than $10 million of improvement in our bottom line and significantly better cash flow for the second year in a row on single digit growth, demonstrating the tremendous progress we continue to make in improving the quality of our Company. We believe that the single digit revenue growth is largely attributable to dampening effects of REAL ID ambiguities that we are being told will be resolved in early 2008.

So, with a track record of improvements in operational and financial performance now established, we are excited to shift our priorities to fostering and delivering on higher rates of growth. As we predicted at the start of 2007, we believe that we are beginning to experience inflection points in our markets that will provide opportunities for accelerating growth rates, continued margin expansion, and productivity gains over the course of the next several years. The Nielsen agreement is evidence of such an upward inflection in digital watermarking. Our creation of the Enhanced Driver License may be another. Next in line, we hope, are the long-awaited finalization of REAL ID regulations and monetization of our international ID opportunities. Our employees have done a remarkable job of transforming the Company. We are ready to capitalize on these and other further significant opportunities that are opening up in our target markets.

In my view, this new relationship with Nielsen marks a great moment in our history. It comes in the context of a flourishing of interest in the technology that we have been nurturing since the inception of our Company. As we get down to work in our new partnership with Nielsen, many of our licensees are announcing customer wins and other signs of progress in their growth strategies. It looks like our digital watermarking vision is becoming a reality!

We will host a conference call later today, December 5, 2007, at 11 a.m. Pacific Time to further discuss the subject matter of this letter and answer questions.

Sincerely,

Bruce Davis

Chairman and CEO

Safe Harbor and Forward Looking Statements

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include Mr. Davis’s statements regarding planned collaboration with The Nielsen Company, including the anticipated results of the planned collaboration, anticipated new digital watermarking applications, expected entertainment industry growth and the effects of anticipated digital watermarking uses on the industry, expected Nielsen technological initiatives, solutions and capabilities, anticipated financial results for 2007, 2008, 2009 and beyond, including revenues, cash flow, adjusted EBITDA, earnings, capital expenditures and growth, margins and productivity in future periods, planned business strategies and tactics, competitive risks and opportunities, the expected effect of REAL ID, expected marketing and product initiatives, expected employee stock sales, the timing or likelihood of our customers’ acceptance of certain orders so as to enable revenue recognition in the fourth quarter, and statements containing the words “believes,” “expects,” “estimates,” “anticipates,” “will”, “likely” or words of similar import or statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2006, in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements